EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Wegener Corporation Reports Results for Second Quarter of Fiscal 2007

(April 16, 2007) - DULUTH, Georgia - Wegener Corporation (Nasdaq: WGNR), a leading provider of products for television, audio and data distribution networks worldwide, today announced financial results for the second quarter of fiscal 2007 ended March 2, 2007.

Revenues for the second quarter of fiscal 2007 were $4.8 million compared to $4.6 million for the same period in fiscal 2006. Revenues for the first half of fiscal 2007 were $9.6 million compared to $9.6 million for the same period in fiscal 2006. Net loss for the three months ended March 2, 2007, was $(183,000) or $(0.01) per share compared to a net loss of $(1,102,000) or $(0.09) per share for the three months ended March 3, 2006. Net loss for the first half of fiscal 2007, was $(1,145,000) or $(0.09) per share compared to a net loss of $(1,744,000) or $(0.14) per share for the first half of fiscal 2006.

The eighteen (18) month backlog on March 2, 2007, was $8.4 million. The total backlog at quarter end was $16.3 million. Bookings for the second quarter of fiscal 2007 were $954,000 compared to $6.2 million for the second quarter of fiscal 2006 and were $5.8 million for the first half of fiscal 2007 compared to $15.2 million for the first half of 2006.

Robert Placek, Chairman and CEO of Wegener Corporation, stated, “We continue to concentrate on converting new business opportunities into firm orders. Our sales team is now under the leadership of Ken Leffingwell, as we announced last week, and it will be the main focus of my attention in the coming months. We have recently announced our latest innovative product, the Unity 550-2 Enterprise Media Receiver, for business TV and private network applications. This new receiver provides MPEG-4/h.264 decoding for standard definition and high definition video, DVB-S2 demodulation support, and COMPEL control of additional IP multicasts.”

“We are encouraged by the opportunities in the private network market for utilizing our new Unity 550-2 MPEG-4 receiver and the SMD 515 IPTV set top box,” stated Ned L. Mountain, President of WEGENER. “MPEG-4 high definition and standard definition video is finally ready for wider-scale deployments, which will allow network operators to significantly lower their monthly operating costs or launch additional services.

In addition, we will be demonstrating a live video overlay to a VSAT network at NAB [National Association of Broadcasters Convention] with MPEG-4/h.264 standard definition and high definition video. By controlling the VSAT video overlay with our Compel control system, customers can expand the use of their VSAT networks to integrate video into their retail environments and individualize the content to a precise site and even to a specific location within each store.”

WEGENER will be exhibiting at the National Association of Broadcasters (NAB) 2007 Convention in Las Vegas on April 16-19. Their booth is in the South Hall, Upper at location #SU7915. Contact WEGENER at info@wegener.com for a free pass to the exhibit. To learn more about WEGENER’s products visit their website at: www.wegener.com

As announced on March 9, 2007, the Company continues to explore strategic and financial alternatives to enhance shareholder value. There can be no assurance that the exploration of strategic alternatives will result in any specific transaction, and the Company does not expect to disclose further developments regarding the process until the completion of the strategic alternatives review and a decision by the Board of Directors regarding a transaction or course of action.

Wegener Corporation will host a conference call to discuss its financial results at 4:30 P.M. EDT on April 16, 2007. To join the conference call, dial 866.700.0161 or 617.213.8832, and enter participant code 62328350. Wegener Corporation intends to discuss financial and other operational information on this conference call. This call is being webcast by Thomson/CCBN. It will be archived on WEGENER’s website at www.wegener.com and the replay will be available within one hour after the conference call.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER's patented network control system, provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or at www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2007 and beyond, and success of the Company’s research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake any obligation to update any forward-looking statements.

(Table to follow)

________________________________________
CONTACT:
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
Wegener Corporation
(770) 814-4000
FAX (770) 623-9648
info@wegener.com
________________________________________

WEGENER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in $000's except share data)

	March 2,	September 1,
	2007	2006
Assets	(Unaudited)

Current assets
Cash and cash equivalents	$95	$959
Accounts receivable	2,632	1,780
Inventories	4,059	3,858
Other	190	233

Total current assets	6,976	6,830

Property and equipment, net	2,204	2,288
Capitalized software costs, net	1,233	1,230
Other assets	744	780

	$11,157	$11,128

Liabilities and Shareholder's Equity

Current liabilities
Bank line of credit	$804	$-
Accounts payable	1,802	1,526
Accrued expenses	3,388	3,263
Customer deposits	1,159	1,265

Total current liabilities	7,153	6,054

Commitments and contingencies

Shareholders’ equity
Common stock, $.01 par value; 20,000,000 shares
authorized; 12,647,051 and 12,579,051 shares
respectively, issued and outstanding	127	126
Additional paid-in capital	19,999	19,924
Deficit	(16,122)	(14,976)

Total shareholders’ equity	4,004	5,074

	$11,157	$11,128

WEGENER CORPORATION AND SUBSIDIARIES

Summarized Operations Data
(in $000's except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended

	March 2,	March 3,	March 2,	March 3,
	2007	2006	2007	2006

Revenue	$4,771	$4,580	$9,554	$9,564

Loss before income taxes	(183)	(1,102)	(1,145)	(1,744)

Income tax benefit	-	-	-	-

Net loss	$(183)	$(1,102)	$(1,145)	$(1,744)

Net loss per share
Basic	$(0.01)	$(0.09)	$(0.09)	$(0.14)
Diluted	$(0.01)	$(0.09)	$(0.09)	$(0.14)

Shares used in per share calculation
Basic	12,583	12,579	12,581	12,579
Diluted	12,583	12,579	12,581	12,579